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                                                                   EXHIBIT 10.39


                                  PULITZER INC.
                           DEFERRED COMPENSATION PLAN


         1. PURPOSE.

                  The purpose of the Plan is to provide for elective and, in certain cases, mandatory deferrals of compensation by designated employees of Pulitzer Inc. and its affiliates. The Plan is intended to be an unfunded plan maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan will be construed and administered accordingly.


         2. DEFINITIONS

                  (a) "Account" means the bookkeeping account maintained by the Company to reflect a participant's interest in the Plan.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Change in Control" means:

                           (1) The acquisition, other than from the Company, by
                  any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), provided, however, that any acquisition by the Company or any of its subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or by any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, shall not constitute a Change of Control; or


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                           (2) Individuals who, as of January 1, 2000,
                  constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 1, 2000 whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                           (3) Approval by the stockholders of the Company of a
                  complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company, or of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation.

                  (d) "Committee" means the Compensation Committee of the Board.

                  (e) "Company" means Pulitzer Inc. and any successor to all or substantially all of its business or assets.

                  (f) "Plan" means the deferred compensation plan set forth herein and any amendments thereto.

                  (g) "Plan Year" means the period from December 1, 2000 through December 31, 2000, and each calendar year thereafter.

                  (h) "Trust" means the trust established and maintained as part of the Plan.


         3. PARTICIPATION.

                  (a) Senior Management. Any executive who is a member of the Company's senior management (with a title of senior vice president or higher) is automatically eligible to participate in the Plan.

                  (b) Other Employees. Any employee who is not a member of the Company's senior management may elect to participate in the Plan if (1) such individual is part of a select


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group of management or highly compensated employees of the Company or an affiliate within the meaning of ERISA, and (2) the Committee, acting in its sole discretion, designates such individual as eligible to participate in the Plan.

                  (c) Termination of Eligible Status. If, while still employed by the Company or an affiliate, a participant ceases to be part of a select group of management or highly compensated employees within the meaning of ERISA, then the participant's outstanding deferral election, if any, will be disregarded with respect to future compensation and the Committee, acting in its discretion, may direct the immediate single sum payment of the balance credited to the participant's Account regardless of when the Account would otherwise become payable pursuant to the participant's prior deferral election(s).


         4. DEFERRAL ELECTIONS.

                  (a) Elective Deferral Amounts. Subject to such conditions and limitations as the Committee may impose for each Plan Year, a participating employee may elect to defer cash compensation that would otherwise become payable to such employee in such Plan Year.

                  (b) Manner and Timing of Election. A participating employee's deferral election for a Plan Year must be made in writing on such form (or forms), in such manner and in accordance with such terms and conditions as the Committee may prescribe. Unless the Committee specifies a different date, an election to defer salary for a Plan Year must be made before the beginning of the Plan Year, and an election to defer bonus or other compensation must be made at least three months before the amount thereof is determined and payable. A deferral election made by a new participant within 30 days after the participant is first permitted to make a deferral election will be effective immediately. Except as otherwise provided herein or permitted by the Committee, an employee's deferral election may not be modified or revoked after the date by which it may be made.

                  (c) Deferral Period. Except as otherwise permitted by the Committee, amounts deferred by a participating employee under the Plan (together with earnings credited thereon) will become payable upon the termination of the participant's employment with the Company and its affiliates.

                  (d) Election of Payment Method. A participant may elect to have the payment of his or her Account made in the form of either (1) a single sum cash payment, or (2) an installment payout over a period of five years (or such other period of years as the Committee may permit). The Committee may permit a participant to change a previously-elected method of payment under such circumstances and upon such terms and conditions as it deems appropriate, provided, however, that only one such change may be elected and that the change election must be made at least one year before the date payment would otherwise begin or be made. If an installment payout is in effect, the amount of each installment will be determined by dividing the unpaid balance by the number of the installments remaining in the payout period.


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                  (e) Effect of Leaves of Absence. Unless the Committee
determines otherwise, if a participating employee is absent from work by reason of an approved leave of absence (other than long term disability), then, for the purposes hereof, the employee will be deemed not to have terminated employment during the period such leave continues in force and effect.


         5. MANDATORY DEFERRALS. Unless the Committee determines otherwise, the payment of compensation to an executive will automatically be deferred if and to the extent that such deferral is necessary in order to prevent the Company (or an affiliate) from losing a federal income tax deduction with respect to such compensation by reason of the executive compensation deduction limitations imposed by Section 162(m) of the Internal Revenue Code of 1986. Subject to such conditions and limitations as the Committee may impose, a participant's mandatory deferrals and earnings thereon will be payable at or after the termination of the participant's employment with the Company and its affiliates in accordance with the participant's election or, in the absence of an election, at such time(s) as payment may be made without loss of deduction to the Company. Amounts credited to an employee's Account under the Company's prior deferred compensation plan (the Senior Executive Deferred Compensation Plan) will be transferred to a separate Account to be maintained and paid hereunder as if such amounts were mandatory deferrals under the Plan.


         6. PARTICIPANTS' ACCOUNTS.

                  (a) General. The Committee will establish a bookkeeping Account in the name of each participant to reflect his or her interest in the Plan. A participant's Account will be credited with the amount(s) of his or her deferrals and will be adjusted to reflect earnings and losses, distributions and penalties, determined under the provisions hereof. The Committee may establish subaccounts in order to separately track elective and mandatory deferrals and the deferrals for one or more years and adjustments thereto.

                  (b) Earnings Credits. A participant's Account will be deemed to be invested in a portfolio of securities as may be selected by the participant from time to time. The Committee will determine the securities that may be selected by participants under the Plan at any time and from time to time. Participants may change their hypothetical investment elections not less frequently than quarterly at such time, in such manner and subject to such terms and conditions as may be prescribed by the Committee. Any such change will apply to the total amount of a participant's Account, including the amounts, if any, credited to one or more subaccounts. A participant's Account will be adjusted (up or down) to reflect changes in the net value of the securities in which the Account is deemed to be invested. The Committee may establish such other procedures and conventions as it deems necessary or appropriate in connection with the valuation of a Participant's Account. Participants will be entitled to receive quarterly or more frequent statements of their Plan Accounts.



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         7. PAYMENT OF ACCOUNT. Payment of a participant's Account will be made in accordance with the provisions of this section, provided, however, that the Committee may require continued deferral if and to the extent that a payment, if made, would not be deductible by the Company by reason of Section 162(m) of the Internal Revenue Code.

                  (a) General. Payment of a participant's Account (or subaccount) will be made or begin within 60 days after the termination of the participant's employment with the Company and its affiliates, or, if applicable, after the date the Account (or subaccount) otherwise becomes payable hereunder. The amount of a participant's Account (or subaccount) will be paid in accordance with the method of payment elected by the participant. The Committee may accelerate or extend the deferred payment of a participant's Account attributable to mandatory deferrals, pursuant to Section 5 hereof.

                  (b) Early Payment for Hardship. The Committee, acting upon the request of a participant who experiences a severe financial hardship, may direct the accelerated payment to or for the benefit of the participant of all or part of the amount credited to the participant's Account, but only to the extent such amount is necessary to ameliorate the participant's hardship. The Committee may require such supporting information and documentation as it deems reasonable in order to verify the existence of the participant's hardship and to determine the amount of the payment that is required. The Committee may impose such additional conditions upon the granting of a hardship payment as it deems appropriate, including, without limitation, a suspension of further deferrals of compensation by the participant under the Plan. For the purposes hereof, a "severe financial hardship" means a sudden and unexpected illness or accident sustained by a participant or a dependent of a participant, a loss of property due to an unexpected casualty, or another extraordinary and unexpected loss or condition sustained by the participant, in each case arising as a result of unexpected and unforeseeable events or circumstances beyond the participant's control and in all cases as determined by the Committee acting in its sole discretion.

                  (c) Early Payment Election. The Committee, acting upon the request of a participant, may permit the participant to receive an accelerated payment of all (and not less than all) of the amount credited to the participant's Account for reasons other than severe financial hardship. As a condition of the granting of the participant's request for payment, the participant's Account will be charged a penalty in an amount equal to 10% (or such greater percentage as the Committee may impose) of the participant's pre-penalty Account balance. A participant who receives an early payout of his or her Account under this section will not be permitted to again defer compensation under the Plan, if at all, until before the second Plan Year beginning after the Plan Year in which the early payment is made. The Committee may impose such additional conditions upon the early payout of a participant's Account as it deems appropriate.

                  (d) Death. If a participant dies before the payment in full of his or her Account, then the unpaid balance will be payable to the deceased participant's beneficiary in the form of a single sum payment as soon as practicable after the Committee is notified of the participant's death. Notwithstanding the preceding sentence, if the deceased participant had begun receiving an installment payout of his or her Account or if the deceased Participant had


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elected to receive an installment payout of the amounts payable under the Plan upon termination of employment, then the Committee, acting in its discretion, may permit the deceased participant's beneficiary to elect to continue receiving or to receive an installment payout as if the participant had lived to receive the payment of his or her Account in accordance with the terms of the payout election that was in effect on the date of his or her death.

                  (e) Beneficiary Designation. A participant may designate one or more beneficiaries under the Plan by written notice filed with the Committee or its designee. A participant may change his or her beneficiary designation at any time by designating one or more new beneficiaries in the same manner, and no notice need be given to any prior beneficiary. A participant's beneficiary designation will be effective upon receipt and acceptance by the Committee (or its designee). If no designated Plan beneficiary shall survive a deceased participant, then payment of the balance of the deceased participant's Account will be made to the deceased participant's surviving spouse or, if none, to the deceased participant's estate.


         8. ADMINISTRATION AND CLAIM PROCEDURES.

                  (a) The Committee. The Plan will be administered by the Committee. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to interpret, construe and apply the provisions of the Plan and to take such actions as it deems necessary or appropriate in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. A member of the Committee who is also a participant may not act or vote on any matter before the Committee which relates to the payment of his or her Account. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Committee may from time to time employ agents and delegate to them such administrative duties as it deems appropriate.

                  (b) Indemnification. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or an affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

                  (c) Claim for Payment. A participant or beneficiary may submit to the Committee or its designee a written claim for payment of amounts due under the Plan. A decision will be made and communicated to the claimant within 90 days after the claim is filed. Upon advance notice to the claimant, the Committee may extend the 90-day period by up to 90 additional days. If a claim is denied, the Committee will furnish written notice of the denial to


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the claimant, setting forth a description of the specific reasons for the denial, the Plan provisions upon which the denial is based, and a description of the Plan's claim review procedure. If no action is taken during the 90- or 180-day response period, as the case may be, then the claim will be deemed to be denied on the last day of the period for the purpose of proceeding to the claim review stage.

                  (d) Review of Denied Claims. If a claim for payment is denied or deemed denied and if the claimant wants a review of the denied claim, then he or she must file a written request for review with the Committee or its designee within 60 days after receiving notice of the denial of the claim or, if the claim is deemed denied, after the end of the 90- or 180-day response period, as the case may be. If a request for review of a denied claim is not timely filed, then the denial of the claim becomes final and binding. If a request for review is timely filed, then the claimant and, if applicable, his or her representative may inspect all documents pertaining to the claim and its denial. The Committee may schedule a meeting with the claimant and/or claimant's representative if it deems such a meeting is necessary or appropriate to complete its review. The Committee will make its decision within 60 days after receiving timely notice of the request for review. Upon advance notice to the claimant, the Committee may extend the initial 60-day review period by up to 60 additional days. If the Committee affirms the original denial of the claim, then it will furnish written notice of its decision to the claimant, setting forth the specific reasons for its decision and describing the Plan provisions on which its decision is based. If a decision is not communicated to the claimant within the applicable review period, then the Committee will be deemed to have affirmed the original denial of the claim and the claimant will be deemed to have exhausted his or her administrative remedies with respect to the claim.


         9. AMENDMENT AND TERMINATION.

                  (a) Amendment. The Board, acting in its discretion, may amend the Plan in whole or in part at any time and from time to time. The Committee, acting in its discretion, may amend the Plan from time to time so long as the obligations of the Company and its affiliates are not materially increased as a result thereof. Neither the Board nor the Committee may amend the Plan in a manner that would adversely affect the right of a participant or beneficiary to receive payment of the amount credited to his or her Account.

                  (b) Termination. The Board may terminate the Plan at any time. If the Plan is terminated, then no further compensation will be deferred under the Plan on behalf of any individual who is affected by the termination. Payment of the affected participants' Accounts will be made as soon as practicable in the form of single sum payouts, provided, however, that, if the termination occurs before a Change in Control and after the termination of a participant's employment by the Company and its affiliates, and if the affected participant had already begun to receive payment in the form of annual installments, then the Committee may cause the payment of the balance of the affected participant's Account to continue to be made in the form of annual installments over the number of years remaining in his or her installment payout. Notwithstanding anything to the contrary contained herein, unless the Board determines otherwise before a Change in Control occurs, the Plan will automatically terminate upon the occurrence of a Change in Control and the payment in full of all remaining Plan Account balances will be accelerated and made simultaneously therewith or as soon as practicable thereafter.


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         10. TRUST; LIMITATIONS ON PARTICIPANTS' RIGHTS.

                  (a) Establishment of the Trust. The Company will establish an irrevocable trust (the "Trust") to be maintained as part of the Plan. After a participant's compensation is withheld for deferral under the Plan, the Company will contribute or cause to be contributed a like amount to the Trust and the amount of the contribution will be credited to the participant's Account.

                  (b) Trust Assets. The trustee of the Trust will invest the assets of the Trust at the direction of the Company and in accordance with the terms of the Trust agreement. The Company may but is not required to direct the trustee to invest the Trust assets in a manner that mirrors the deemed investment of the Plan accounts. The assets of the Trust will be available to satisfy the Plan liabilities to participants and their beneficiaries. If the Company becomes insolvent (within the meaning of the Trust agreement) before the satisfaction of its Plan liabilities, then the assets of the Trust will be subject to and available to satisfy the claims of all the general creditors of the Company. The liability of the Company under the Plan will be deemed to be satisfied if and to the extent it is paid from the Trust.

                  (c) Right of Setoff. The Company shall have the right to reduce the amount otherwise payable to a participant under the Plan (but not below zero) by the amount, if any, that the Company and its affiliates are entitled to receive from the participant at the time that such amount would otherwise become payable, and the amount otherwise payable to the participant (or his or her beneficiary) under the Plan will be reduced accordingly.

                  (d) Unsecured General Creditor. The Company's obligation to pay deferred compensation to a participant or beneficiary under the Plan is an unfunded and unsecured promise to pay money in the future. Each participant and beneficiary will be and will have the rights of a general unsecured creditor of the Company with respect to the payment obligations of the Company to such participant or beneficiary under the Plan.


         11. MISCELLANEOUS.

                  (a) Nonassignability. Except as specifically provided herein (with respect to the Company's right of offset), no participant or beneficiary may pledge, transfer or assign in any way his or her right to receive payments under the Plan, and any attempted pledge, transfer or assignment shall be void and of no force or effect.

                  (b) Legal Fees To Enforce Rights After Change in Control. If, following a Change in Control, the Company fails to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to


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recover from any participant the benefits intended to be provided, then such participant shall be entitled to retain counsel of his or her choice at the expense of the Company to represent such participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company or any successor thereto in any jurisdiction.

                  (c) Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any participant and the Company or any of its affiliates. Nothing in this Plan shall be deemed to give any employee the right to be retained in the service of the Company or any affiliate or to interfere with the right of the Company or any affiliate to terminate his or her employment at any time.

                  (d) Withholding of Taxes. All payments made under the Plan will be subject to applicable income and employment tax withholding requirements. The Company may satisfy employment taxes associated with a participant's deferral of compensation under the Plan by withholding the amount thereof from other compensation that is payable currently to such participant.

                  (e) Governing Law. Subject to the applicable provisions of ERISA, the Plan will be governed by the laws of the State of Missouri, excluding its conflict of law rules.


                                            PULITZER INC.



                                            By: /s/ Ronald H. Ridgway
                                               ---------------------------------

                                            Title: Senior Vice President-Finance
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